Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), is made as of                     , 20         (the “Effective Date”), by and between Shiloh Industries, Inc., a Delaware corporation (the “Company”), whose address is 880 Steel Drive, Valley City, Ohio 44280, and [                        ] (“Indemnitee”).

WHEREAS, the Company (which, for purposes of this Agreement, will be deemed to include Shiloh Industries, Inc. and its Subsidiaries (as defined below), as appropriate) desires to attract and retain the services of highly qualified individuals;

WHEREAS, in order to induce Indemnitee to provide, or continue to provide, services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the fullest extent authorized or permitted by law;

WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and the Indemnitee and other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection;

WHEREAS, the Company’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”), requires that the Company indemnify its directors and executive officers and empowers the Company to indemnify its other officers, employees, fiduciaries and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended (the “DGCL”), under which the Company is organized, and such Certificate of Incorporation expressly provides that the indemnification provided therein is not exclusive and contemplates that the Company may enter into separate agreements with its directors, officers and other persons to set forth specific indemnification provisions; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent permitted by applicable law so that Indemnitee will serve or continue to serve the Company free from undue concern that he or she will not be so indemnified.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms and phrases have the respective meanings given to them in this Section 1:

(a) “Agent” of the Company means any person who: (i) is or was a director, officer, employee, agent or other fiduciary of the Company; or (ii) is or was serving at the request or for the convenience of, or representing the interests of, the Company, as a director, officer, employee, agent or other fiduciary of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise;

(b) “Board” means the Board of Directors of the Company;

(c) “Change in Control” means the occurrence of any of the following events commencing after the Effective Date:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the then-outstanding shares of common stock of the Company that are entitled to vote generally in the election of directors (the “Outstanding Common Stock”) and/or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions of Outstanding Common Stock or Outstanding Voting Securities will not constitute a Change in Control: (A) any acquisition by the Company which results in any one or more of MTD Products Inc., MTD Holdings Inc., any subsidiaries or related parties thereof or any employee benefit plan sponsored thereby (each, an “MTD Entity”) becoming the beneficial owner of thirty-five percent (35%) or more of the Outstanding Common Stock and/or the Outstanding Voting Securities, (B) any acquisition directly or indirectly, individually or in the aggregate, by any one or more MTD Entity; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates; or (D) any acquisition pursuant to a transaction that complies with Sections 1(c)(iii)(A)-(C) below;

(ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason during any twelve (12) month period to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the stockholders of the company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) will be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Board;

(iii) any consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) the MTD Entities or an MTD Entity, individually or in the aggregate, or all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (excluding an MTD Entity or the MTD Entities, individually or in the aggregate, any entity resulting from such Business Combination, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination), beneficially owns, directly or indirectly, thirty-five percent (35%) or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(d) “Constituent Documents” means the Certificate of Incorporation, Bylaws and other similar organizational documents of the Company;

(e) “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(f) “Expenses” will be broadly construed and will include any and all reasonable and documented direct and indirect expenses, including attorneys’ and experts’ fees, court costs and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding;

(g) “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; provided, however, that the term “independent counsel” will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement;

(h) “Independent Directors” means those members of the Board consisting of directors who are not parties to the Proceeding;

(i) “Proceeding” will be broadly construed and will include, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party or participant

(including as a witness) or otherwise by reason of: (i) the fact that Indemnitee is or was an Agent of the Company; (ii) any action taken by Indemnitee or any action on Indemnitee’s part while acting as an Agent of the Company; or (iii) the fact that Indemnitee is or was serving at the request of the Company as an Agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses may be provided under this Agreement;

(j) “Other Liabilities” means any and all damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding;

(k) “Reviewing Party” means an election made from among the following: (i) those members of the Board who are Independent Directors even though less than a quorum; (ii) a committee of Independent Directors designated by a majority of the Independent Directors, even though less than a quorum; or (iii) Independent Counsel selected by the Indemnitee and approved by the Company (which approval will not be unreasonably withheld);

(l) “Subsidiary” means any corporation or limited liability company of which more than fifty percent (50%) of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Company and one or more of its other Subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, domestic or foreign, of which Indemnitee is or was serving at the request of the Company or other Subsidiary as a director, officer, employee, agent or fiduciary; and

(m) “to the fullest extent permitted by law” will include, without limitation: (i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof; and (ii) to the fullest extent permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors and officers.

2. Agreement to Serve. Indemnitee will serve, or continue to serve, as an Agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an Agent, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the applicable charter documents of the Company, or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended as an employment agreement between Indemnitee and the Company or to create any right to continued employment of Indemnitee with the Company in any capacity.

3. Indemnification.

(a) Indemnification of Expenses and Other Liabilities. Subject to Sections 8 and 10 below, the Company will indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or threatened to be made a party or witness or other participant in any Proceeding against any and all Expenses and Other Liabilities actually and reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding.

(b) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities actually and reasonably incurred by Indemnitee in the investigation, defense, settlement or appeal of a Proceeding, but is precluded by applicable law or the specific terms of this Agreement to indemnification for the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(c) Indemnification for Expenses in Enforcing Rights. To the fullest extent permitted by law, the Company will also indemnify against, and, if requested by Indemnitee, will advance to Indemnitee subject to and in accordance with Section 5, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (i) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Proceedings, and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. Indemnitee will be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

4. Contribution.

(a) Whether or not the indemnification provided in Section 3 is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company will, unless indemnification would not be available as a result of Section 10, pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. Without limiting the generality of Section 11, the Company will not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) without the Indemnitee’s prior written consent, unless such settlement provides for a full and final release of all claims asserted against Indemnitee, and the Indemnitee will not enter into any settlement of any Proceeding in which the Indemnitee is jointly liable with Company (or would be if joined in such Proceeding) without the Company’s prior written consent.

(b) Without diminishing or impairing the obligations of the Company set forth in Section 3 or this Section 4, if, for any reason, Indemnitee will elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company will contribute to the amount of expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever other than the reasons set forth in Section 10, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses and Other Liabilities, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances thereof in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors (other than Indemnitee) officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

5. Advancement of Expenses. To the extent not prohibited by law, the Company will advance the Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Proceeding (prior to the final disposition thereof), pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement, or otherwise, and this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Such advancement will be made promptly following request therefor, but, in any event, no later than twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which will include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause

Indemnitee to waive any privilege accorded by applicable law will not be required to be included with the invoice). Advances will be unsecured, interest free and without regard to Indemnitee’s ability to repay the Expenses. Indemnitee acknowledges that the execution and delivery of this Agreement will constitute an undertaking providing that Indemnitee will, to the fullest extent required by law, repay the advance if and to the extent that it is ultimately determined in a final non-appealable judgment of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company, and that no other undertaking or declaration of reservation or preservation of rights with respect to the foregoing will be required. The right to advances under this Section 5 will continue until final disposition of any Proceeding, including any appeal therein.

6. Notification and Defense of Proceedings.

(a) Notification of Proceeding. Indemnitee will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure by Indemnitee to timely notify the Company hereunder will not relieve the Company from any liability hereunder unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure.

(b) Defense of Proceeding. In the event the Company will be requested by Indemnitee to pay the Expenses of any Proceeding, the Company will be entitled to participate in the defense of such Proceeding, and, except as otherwise set forth in this Section 6(b), assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee. Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently directly incurred by Indemnitee with respect to the same Proceeding other than reasonable costs of investigation or as otherwise provided below, provided that Indemnitee will have the right to employ separate counsel in such Proceeding at Indemnitee’s sole cost and expense. Notwithstanding the foregoing, if Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or the Company will not, in fact, have employed counsel or otherwise actively pursued the defense of such Proceeding within a reasonable time, then in any such event the fees and expenses of Indemnitee’s counsel to defend such Proceeding (but not more than one law firm plus, if applicable, local counsel in respect of any such Proceeding) will be subject to the indemnification and advancement of Expenses provisions of this Agreement. In addition, the Company will not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee will have initiated in accordance with Section 3(c).

7. Request for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee will submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Proceeding, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnification will be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 8.

8. Determination of Right to Indemnification.

(a) Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company will indemnify Indemnitee against all Expenses and Other Liabilities actually and reasonably incurred in connection with the investigation, defense or appeal of such Proceeding.

(b) Standard of Conduct. In the event that Section 8(a) is inapplicable, the Company will also indemnify Indemnitee if he or she has not failed to meet the applicable standard of conduct for indemnification. With respect to all matters arising concerning whether or not the Indemnitee has met the applicable standard of conduct (a “Standard of Conduct Determination”), the Indemnitee will be entitled to select the Reviewing Party. The Reviewing Party will determine whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company and Indemnitee agree to abide by such determination, which, if made by Independent Counsel will be made in a written opinion. Notwithstanding the foregoing, following any Change in Control, the Reviewing Party will be Independent Counsel selected by the Indemnitee and approved by the Company (which approval will not be unreasonably withheld).

(c) Determination of Reviewing Party. As soon as practicable, and in no event later than thirty (30) days after receipt by the Company of written notice of Indemnitee’s choice of Reviewing Party, the Company and Indemnitee will each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. The Reviewing Party will arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than thirty (30) days following the receipt of all such information, provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee. Indemnitee will cooperate with the Reviewing Party, including providing to the Reviewing Party, upon reasonable advance request, any documentation or information which is not subject to attorney-client privilege or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to the Reviewing Party’s determination. The Reviewing Party will act reasonably and in good faith in making a determination pursuant to this Section 8. All Expenses associated with the process set forth in this Section 8(c), including but not limited to the Expenses of the Reviewing Party, will be paid by the Company.

(d) Presumptions and Defenses.

(i) Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination will presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company will have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Delaware Court. No determination by the Company (including by its Board or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other person or entity (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s or entity’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company will not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii) No Other Presumptions. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv) Defense to Indemnification and Burden of Proof. It will be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses or Other Liabilities incurred in defending against a Proceeding in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct will be on the Company.

9. Payment of Indemnification. If, in regard to any Expenses or Other Liabilities: (a) Indemnitee will be entitled to indemnification pursuant to Section 8(a); (b) no Standard Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or (c) Indemnitee has been determined or deemed pursuant to Section 8(c) to have satisfied the Standard of Conduct Determination, then the Company will pay to Indemnitee, within five (5) business days after the later of (i) the Notification Date or (ii) the earliest date on which the applicable criterion specified in clause (a), (b) or (c) is satisfied, an amount equal to such Expenses and Other Liabilities.

10. Exceptions.

(a) Certain Matters. Notwithstanding anything in this Agreement to the contrary, the Company will not be obligated to: (i) indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law, or (ii) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

(b) Claims Initiated by Indemnitee. Notwithstanding anything in this Agreement to the contrary, the Company will not be obligated to indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought by Indemnitee against the Company or its directors, officers, employees or other agents and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or under any other agreement or insurance policy, provision in the Constituent Documents or applicable law, or (ii) with respect to any other Proceeding initiated by Indemnitee that is either approved by the Board or Indemnitee’s participation is required by applicable law.

11. Unauthorized Settlements. Any provision herein to the contrary notwithstanding, the Company will not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding effected without the Company’s written consent, and the Company will not settle any Proceeding in any manner that would impose any Expenses or Other Liabilities on the Indemnitee without the Indemnitee’s prior written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such Proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders.

12. Non-exclusivity; Rights and Relief.

(a) Non-exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement will be in addition to and not be or deemed to be exclusive of any other rights to which Indemnitee may at any time be entitled under any provision of applicable law (including the DGCL), the Constituent Documents, other agreements or otherwise collectively, “Other Indemnity Rights”). Notwithstanding the foregoing, (i) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Rights, Indemnitee will be deemed to have such greater right hereunder and (ii) to the extent that any change is made to any Other Indemnity Rights which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. Without limiting the generality of the foregoing, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy will be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee will not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

(b) Survival of Rights. No amendment, alteration or repeal of this Agreement or of any provision hereof will limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. Indemnitee’s rights hereunder will continue after Indemnitee has ceased acting as an Agent of the Company and will inure to the benefit of the heirs, executors, administrators and assigns of Indemnitee. The obligations and duties of the Company to Indemnitee under this Agreement will be binding on the Company and its successors and assigns until terminated in accordance with its terms. The Company will use commercially reasonable efforts and cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c) Equitable Relief. The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee and the Company irreparable harm. Accordingly, the parties hereto agree that each of the Company and the Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, they will not be precluded from seeking or obtaining any other relief to which they may be entitled. The Company and Indemnitee further agree that they will be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company and Indemnitee acknowledge that in the absence of a waiver, a bond or undertaking may be required by the Delaware Court of Chancery, and they hereby waive any such requirement of such a bond or undertaking.

(d) No Duplication of Payments. The Company will not be liable under this Agreement to make any payment in connection with any Proceeding to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Constituent Documents (as now or hereafter in effect) or otherwise) of the amounts otherwise indemnifiable hereunder.

13. Term. All agreements and obligations of the Company contained herein will continue during the period that Indemnitee is a director or officer of the Company (or is otherwise serving at the request of the Company as an Agent) and will continue thereafter (i) so long as Indemnitee may be subject to any possible Proceeding (including any rights of appeal thereto) and (ii) throughout the pendency of any action (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Proceeding or action.

14. Insurance. For the duration of Indemnitee’s service as an Agent of the Company, and thereafter for so long as Indemnitee will be subject to any pending Proceeding, the Company will use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by the Company, Indemnitee will be insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. Upon its receipt of a claim under this Agreement, the Company will give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

15. Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, at the request and expense of the Company, will execute all papers required and will do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16. Severability. If any provision of this Agreement will be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) will not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17. Amendment and Waiver. No supplement, modification or amendment of this Agreement will be binding unless executed in a writing by both of the parties hereto. No waiver of any of the provisions of this Agreement will be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver will operate as a waiver of any other provisions hereof (whether or not similar), nor will such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder will constitute a waiver thereof.

18. Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto will be in writing and, if by overnight delivery, courier or personal delivery, will be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, will be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice). If to the Company, notices and demands will be delivered to the attention of the Secretary of the Company at 880 Steel Drive, Valley City, Ohio 44280, with a copy to Honigman Miller Schwartz & Cohn LLP, 2290 First National Building, 660 Woodward Ave., Detroit, Michigan, 48226, Attention: Matthew R. VanWasshnova.

19. Governing Law and Forum. This Agreement will be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the Delaware Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original but all of which together will constitute but one and the same Agreement.

21. Headings. The headings of the sections of this Agreement are inserted for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction hereof.

22. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Constituent Documents, the DGCL, any other applicable law and other agreements providing for Other Indemnitee Rights, and will not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

[signature page follows]

The parties hereto have executed this Indemnification Agreement as of the date first above written.

COMPANY:

SHILOH INDUSTRIES, INC.

By:

Name:

Title:

INDEMNITEE:

Name:

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